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                                                                    Exhibit 10.1

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COMERICA BANK - CALIFORNIA                     East Bay Corporate Banking
                                               1331 N California Blvd., Ste. 400
                                               Walnut Creek, CA 94596


July 27, 2001


Frank DiPietro
Sipex Corporation
22 Linell Circle
Billerica, MA 01821


Dear Frank:

Comerica Bank-California (herein "Bank") hereby gives formal notice to Sipex Corporation (herein "Borrower") that as of June 30, 2001 it is in violation of the Amended and Restated Revolving Credit Loan & Security Agreement between Comerica Bank and Sipex Corporation dated March 22, 2001 (Agreement) as follows:

     7.17(g) "Net Income after taxes of $0 for the quarter ended June 30, 2001..."

Subject to the terms and conditions that follow, we have decided to waive our default right with respect to the violation for the period ending on June 30, 2001. Please note that this applies only to the specific instance described above. It is not a waiver of any subsequent violation of the same provision of the Agreement, nor is it a waiver of any violation of any other provision of the Agreement.

Except as expressly stated in this letter, we reserve all of the rights, powers, and remedies available to us under the Agreement and any other contracts or instruments signed by you. If you have any questions regarding this letter, please contact me.


Sincerely,


/s/ Marco Figone
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Marco Figone

Vice President

(925) 941-1912